                                                                       EXHIBIT 4

                                                                  EXECUTION COPY

                                U.S. $140,000,000

                                CREDIT AGREEMENT

                           Dated as of January 3, 2002

                                      Among

                                OLIN CORPORATION

                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                    as Banks

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                       and

                              BANK OF AMERICA, N.A.


                              as Syndication Agent

                                       and

                               WACHOVIA BANK, N.A.


                             as Documentation Agent

                                       and

                            SALOMON SMITH BARNEY INC.


                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
 SECTION 1.01. Certain Defined Terms ..........................................    1
 SECTION 1.02. Computation of Time Periods ....................................   16
 SECTION 1.03. Accounting Terms ...............................................   16
                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

 SECTION 2.01. The A Advances and Letters of Credit ...........................   16
 SECTION 2.02. Making the Advances ............................................   17
 SECTION 2.03. Fees ...........................................................   24
 SECTION 2.04. Reduction and Extension of the Commitments/Substitution of Banks   25
 SECTION 2.05. Repayment ......................................................   26
 SECTION 2.06. Interest .......................................................   27
 SECTION 2.07. Additional Interest on Eurodollar Rate Advances ................   28
 SECTION 2.08. Interest Rate Determination ....................................   28
 SECTION 2.09. Prepayments ....................................................   28
 SECTION 2.10. Increased Costs ................................................   29
 SECTION 2.11. Payments and Computations ......................................   30
 SECTION 2.12. Evidence of Indebtedness .......................................   31
 SECTION 2.13. Sharing of Payments, Etc .......................................   32
 SECTION 2.14. Taxes ..........................................................   32
 SECTION 2.15. Interest Elections .............................................   34
                                   ARTICLE III
                              CONDITIONS OF LENDING

 SECTION 3.01. Condition Precedent to Effectiveness of Sections 2.01 and 2.02 .   35
 SECTION 3.02. Conditions Precedent to Each Borrowing Increasing the Aggregate
               Amount of Advances and each Letter of Credit Issuance ..........   36
 SECTION 3.03. Conditions Precedent to Each B Borrowing .......................   37
 SECTION 3.04. Determinations Under Section 3.01 ..............................   37
                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

 SECTION 4.01. Representations and Warranties of the Borrower .................   37
                                    ARTICLE V
                            COVENANTS OF THE BORROWER

 SECTION 5.01. Affirmative Covenants ..........................................   39
 SECTION 5.02. Negative Covenants .............................................   43
                                   ARTICLE VI
                                EVENTS OF DEFAULT


SECTION 6.01. Events of Default ...............................................   46
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default.........   48
                                   ARTICLE VII
                                    THE AGENT

SECTION 7.01. Authorization and Action ........................................   49
SECTION 7.02. Agent's Reliance, Etc ...........................................   49
SECTION 7.03. Citibank and Affiliates .........................................   50
SECTION 7.04. Lender Credit Decision ..........................................   50
SECTION 7.05. Indemnification .................................................   50
SECTION 7.06. Successor Agent .................................................   52
SECTION 7.07. Other Agents ....................................................   52
                                  ARTICLE VIII
                         ASSIGNMENTS AND PARTICIPATIONS

SECTION 8.01. Binding Effect ..................................................   52
SECTION 8.02. Assignments .....................................................   52
SECTION 8.03. Participations ..................................................   54
SECTION 8.04. Information .....................................................   55
                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01. Amendments, Etc .................................................   55
SECTION 9.02. Notices, Etc ....................................................   56
SECTION 9.03. No Waiver; Remedies .............................................   56
SECTION 9.04. Costs, Expenses and Taxes .......................................   56
SECTION 9.05. Right of Set-off ................................................   57
SECTION 9.06. Indemnification by Borrower .....................................   57
SECTION 9.07. Governing Law ...................................................   58
SECTION 9.08. Execution in Counterparts .......................................   58
SECTION 9.09. Special Prepayment Right ........................................   58
SECTION 9.10. Jurisdiction, Etc ...............................................   59
SECTION 9.11. No Liability of the Issuing Banks ...............................   59
SECTION 9.12. Confidentiality .................................................   60
SECTION 9.13. Waiver of Jury Trial ............................................   62

Schedule I     -     List of Applicable Lending Offices
Exhibit A-1    -     A Promissory Note
Exhibit A-2    -     Form of B Note
Exhibit B-1    -     Notice of A Borrowing
Exhibit B-2    -     Notice of B Borrowing
Exhibit C      -     Assignment and Acceptance
Exhibit D      -     Opinion of Counsel to the Borrower
Exhibit E      -     Assumption Agreement
Exhibit F      -     Form of Security Agreement

                                CREDIT AGREEMENT

                           Dated as of January 3, 2002

         OLIN CORPORATION, a Virginia corporation (the "Borrower"), the banks (the "Banks") and issuers of letters of credit ("Issuing Banks") listed on the signature pages hereof and CITIBANK, N.A., as administrative agent (the "Agent") for the Banks and Issuing Banks, hereby agree as follows:

                                   Article I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Advance" means an advance (other than a B Advance) by a Lender to the Borrower pursuant to Section 2.02(a) or (b)(iii), and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of A Advance).

                  "A Borrowing" means a borrowing consisting of A Advances of the same Type made on the same day by the Lenders.

                  "Acquisition" means any acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the capital stock of, or all or a substantial part of the assets of, or of a business unit or division of, any Person.

                  "A Commitment" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on the signature pages hereto under the caption "A Commitment" or, if such Bank has entered into one or more Assignment and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 8.02(d) as such Bank's "A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

                  "Advance" means an A Advance or a B Advance.

                  "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession directly or indirectly of the power, whether or not exercised, to direct or cause the direction of the management and policies of any Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, as of any date of determination, a rate per annum determined by reference to the Performance Level applicable on such date as set forth below:

        --------------------------------------------------------------
        Performance   Applicable Margin for    Applicable Margin for
           Level       Base Rate Advances    Eurodollar Rate Advances
        --------------------------------------------------------------
        I             0.000%                 0.625%
        --------------------------------------------------------------
        II            0.000%                 1.100%
        --------------------------------------------------------------
        III           0.450%                 1.450%
        --------------------------------------------------------------
        IV            0.650%                 1.650%
        --------------------------------------------------------------
        V             0.725%                 1.725%
        --------------------------------------------------------------
        VI            1.700%                 2.700%
        --------------------------------------------------------------


                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto and otherwise in accordance with Article VIII.

                  "Assumption Agreement" has the meaning specified in Section 2.04(c).

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "B Advance" means an advance by a Lender to the Borrower pursuant to the auction bidding procedure described in Section 2.02(c).

                  "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make such B Advances has been accepted under the auction bidding procedure described in
         Section 2.02(c).

                  "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

                  "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                           (a) The rate of interest announced publicly by
                  Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate, or

                           (b) The sum (adjusted to the nearest 1/100 of one
                  percent or, if there is no nearest 1/100 of one percent, to the next higher 1/100 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the Federal Funds Rate by (B) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States.

                  "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.06(a).

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Law" has the meaning specified in Section 2.10(c).

                  "Collateral" means all "Collateral" referred to in the Security Agreement and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Lenders.

                  "Collateral Trigger" means the occurrence of the Consolidated Leverage Ratio being greater than or equal to 3.75:1.00 as of the last day of any Reference Period, calculated on such date as is provided in the definition of Consolidated Leverage Ratio, provided, that (i) during the period from March 31, 2002 through May 30, 2002, the Consolidated Leverage Ratio shall be calculated on the date of any Advance (notwithstanding the definition of Consolidated Leverage Ratio to the contrary) giving pro forma effect to such Advance and (ii) the Collateral Trigger shall not be deemed to have occurred under any circumstances after the occurrence and subsequent termination of the Security Period.

                  "Commitment" means an A Commitment or a Letter of Credit Commitment.

                  "Confidential Information" has the meaning specified in
         Section 9.12.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary or unusual items and any gains or losses on sales of assets outside the ordinary course of business) plus, without duplication and to the extent deducted in calculating such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Indebtedness (including the Advances), (c) depreciation and amortization expense,
         (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any other non-cash charges. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, (x) Consolidated EBITDA of the Borrower shall include, without duplication, the Borrower's pro rata share of the "Consolidated EBITDA" of Sunbelt Chlor Alkali Partnership (determined by reference to the Borrower's actual ownership therein) and (y) if during such Reference Period the Borrower or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred or assumed in connection therewith as if such Acquisition occurred and such Indebtedness had been incurred or assumed on the first day of such Reference Period.

                  "Consolidated Interest Coverage Ratio" means, for any Reference Period, the ratio of (a) Consolidated EBITDA for such Reference Period to (b) Consolidated Interest Expense for such Reference Period.

                  "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to capitalized lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commission, discounts and other fees and charges accrued with respect to letters of credit and bankers' acceptance financing allocable to such period in accordance with GAAP), minus (in the case of net benefits) or plus (in the case of net costs) the net benefits or net costs under all Hedging Agreements in respect of Indebtedness of the Borrower and its Subsidiaries to the extent such net benefits or net costs are allocable to such period in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, as at the last day of any Reference Period, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA, for such Reference Period. The Consolidated Leverage Ratio shall be calculated on the date on which the Borrower delivers to the Agent the financial statements required to be delivered pursuant to Section 5.01(i)(i) or (ii), as the case may be, and the certificate required to be delivered pursuant to Section 5.01(i)(iv) demonstrating such ratio.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any law applicable to such Subsidiary.

                  "Consolidated Net Tangible Assets" means, at any date, the total assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis, minus (a) the consolidated current liabilities (excluding interest-bearing liabilities) of the Borrower and its Subsidiaries as of such date, (b) unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, and (c) any write-up of the value of any assets (other than an allocation of purchase price in an acquisition) after December 31, 2000; all as determined in accordance with GAAP.

                  "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (including the Borrower's Indebtedness in respect of its Guarantee of the Guaranteed Secured Senior Notes due 2017, Series O, of Sunbelt Chlor Alkali Partnership), determined on a consolidated basis in accordance with GAAP; provided, that until June 30, 2002 Consolidated Total Debt shall be deemed to be reduced by an amount up to $100,000,000 equal to cash on the consolidated balance sheet of the Borrower.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of any State of the United States of America, substantially all of the assets of which are located, and substantially all of the business of which is conducted, in the United States of America.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.02, the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, grants, franchises, licenses or governmental restrictions relating to (i) the effect of the environment on human health, (ii) the environment or (iii) emissions, discharges or releases of Hazardous Substances into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the effect on the environment of the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a) (2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA;
         (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing and, in the case of each B Advance comprising part of the same B Borrowing, for the period from the date of such B Advance to its maturity date as specified in the applicable Notice of B Borrowing, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such period for a term comparable to such period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 10:00 A.M. (New York time) two Business Days before the first day of such Interest Period or, in the case of a B Advance, two Business Days before the date of such B Borrowing in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing or, in the case of a B Borrowing, in an amount substantially equal to one quarter of the aggregate amount of such B Borrowing and for a period equal to such Interest Period or, in the case of a B Advance, equal to the period from the date of such B Advance to its maturity date as specified in the applicable Notice of B Borrowing. If the Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for such period for each such Advance comprising part of the same A Borrowing or B Borrowing (as applicable) shall be such average as determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period or, in the case of a B Advance, two Business Days before the date of such B Borrowing, subject, however, to the provisions of Section 2.08.

                  "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.06(b).

                  "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Facility Fee Rate" means, as of any date of determination, a rate per annum determined by reference to the Performance Level applicable on such date as set forth below:

                        -------------------------------------
                        Performance Level  Facility Fee Rate

                        -------------------------------------
                        I                  0.125%
                        -------------------------------------
                        II                 0.150%
                        -------------------------------------
                        III                0.175%
                        -------------------------------------
                        IV                 0.225%
                        -------------------------------------
                        V                  0.275%
                        -------------------------------------
                        VI                 0.300%
                        -------------------------------------


                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published in Federal Reserve Statistical Release H.15(519), for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

                  "GAAP" is defined in Section 1.03.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, in each case regulated by Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and all obligations of such Person under synthetic leases, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, other than letters of credit and letters of guaranty issued to support obligations (other than Indebtedness) incurred in the ordinary course of business, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) all Invested Amounts. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Costs" has the meaning specified in Section 7.05(a).

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Election Request" means a request by the Borrower to convert or continue an A Borrowing in accordance with Section 2.15.

                  "Interest Period" means, for each A Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance (or on the effective date of any election applicable to such A Borrowing pursuant to Section 2.15) and ending the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, up to 180 days and (b) in the case of a Eurodollar Rate Advance, 1, 2, 3 or 6 months or, with the consent of all the Lenders, nine or twelve months, in each case as the Borrower may select, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on (i) the third Business Day prior to the first day of such Interest Period in the case of Eurodollar Rate Advances and
         (ii) the first day of such Interest Period in the case of Base Rate Advances; provided, however, that:

                           (A) the Borrower may not select any Interest Period
                  which ends after the Termination Date;

                           (B) Interest Periods commencing on the same date for
                  A Advances comprising part of the same Borrowing shall be of the same duration; and

                           (C) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day on such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "Issuing Bank" means each Issuing Bank listed on the signature pages hereof or any Eligible Assignee to which any Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.02 so long as (a) the Borrower has consented to such assignment and (b) such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "Invested Amounts" means the amounts invested by investors that are not Affiliates of the Borrower in connection with a receivables securitization program and paid to the Borrower or any of its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.

                  "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

                  "L/C Related Documents" has the meaning specified in Section 2.05(b)(i).

                  "Lenders" means the Banks and Issuing Banks listed on the signature pages hereof (until such Bank or Issuing Bank shall have assigned or had assumed all interests hereunder as provided in Sections
         8.02 or 2.04(c)) and each assignee or Assuming Bank that shall become a party hereto pursuant to Sections 8.02 or 2.04(c).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.02(b)(i).

                  "Letter of Credit Commitment" means, with respect to each Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.02(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Letters of Credit" has the meaning specified in Section 2.01(b).

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement).

                  "Loan Documents" means this Agreement, the Notes and, during the Security Period, the Security Agreement.

                  "Margin Stock" shall have the meaning given such term under Regulation U issued by the Board of Governors of the Federal Reserve System.

                  "Majority Lenders" means at any time Lenders owed at least 66 2/3% of the then aggregate unpaid principal amount of the A Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the A Commitments.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" means an A Note or a B Note.

                  "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of B Borrowing" has the meaning specified in Section 2.02(c)(i).

                  "Notice of Issuance" has the meaning specified in Section 2.02(b)(i).

                  "Officer's Certificate" means a certificate signed in the name of the Borrower by its President, one of its Vice Presidents, its Treasurer or its Controller.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Performance Level" means, as of any date of determination, the level set forth below as then applicable:

                  I Consolidated Leverage Ratio is less than or equal to 3.00:1.00.

                  II Consolidated Leverage Ratio is greater than 3.00:1.00 but less than or equal to 3.50:1.00.

                  III Consolidated Leverage Ratio is greater than 3.50:1.00 but less than or equal to 4.00:1.00.

                  IV Consolidated Leverage Ratio is greater than 4.00:1.00 but less than or equal to 4.50:1.00.

                  V Consolidated Leverage Ratio is greater than 4.50:1.00 but less than or equal to 5.00:1.00.

                  VI     Consolidated Leverage Ratio is greater than 5.00:1.00.

         For purposes of this definition, the Performance Level shall be determined (i) from the date hereof, by reference to the Consolidated Leverage Ratio calculated for the Reference Period that would have ended September 30, 2001 had this Agreement then been in effect, (ii) for any Advances made during the period from March 31, 2002 through May 30, 2002, by reference to the Consolidated Leverage Ratio giving pro forma effect to such Advance and (iii) thereafter, as at the end of each Reference Period based upon the calculation of the Consolidated Leverage Ratio for such Reference Period. The Applicable Margin, Facility Fee Rate and Utilization Fee Rate shall be adjusted (if necessary) upward or downward on the first day following delivery of the certificate referred to in Section 5.01(i)(iv).

                  "Permitted Encumbrances" means:
                   ----------------------

                           (a) Liens imposed by law for taxes that are not yet
                  due or are being contested in good faith by appropriate proceedings;

                           (b) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings;

                           (c) pledges and deposits made in the ordinary course
                  of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                           (d) deposits to secure the performance of bids, trade
                  contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                           (e) judgment liens in respect of judgments that do
                  not constitute an Event of Default under Section 6.01(f); and

                           (f) easements, zoning restrictions, rights-of-way and
                  similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

         provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's A Commitment at such time (or, if the A Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender's A Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all A Commitments at such time (or, if the A Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the aggregate amount of all A Commitments as in effect immediately prior to such termination).

                  "Reference Banks" means Citibank, N.A., Bank of America, N.A. and Wachovia Bank, N.A

                  "Reference Period" means any period of four consecutive fiscal quarters of the Borrower.

                  "Register" has the meaning specified in Section 8.02(d).

                  "Regulation FD" has the meaning specified in Section 9.12.

                  "Security Agreement" has the meaning specified in Section 3.01(i)(d).

                  "Security Period" means the period, if any, beginning with the occurrence of the Collateral Trigger until the date thereafter, if any, on which both of (a) either (x) the Consolidated Leverage Ratio is less than 3.75:1.00 as of the end of any two consecutive fiscal quarters or
         (y) after June 30, 2002, the Consolidated Leverage Ratio is less than 3.25:1.00 as of the end of any fiscal quarter and (b) the Borrower's non-credit enhanced long-term senior unsecured debt shall be rated either BBB- or above by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. (or its successor), or Baa3 or better by Moody's Investors Service, Inc. (or its successor), provided, that no Security Period shall occur after the termination of any Security Period.

                  "Significant Subsidiary" means each Subsidiary, but excludes any Foreign Subsidiary the United States dollar value (or equivalent thereof) of whose assets is less than 5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis.

                  "Single-Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subsidiary" means, as at any particular time, any Person controlled by the Borrower the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were to be prepared at such time in accordance with GAAP.

                  "Tax-Exempt Financing" means a transaction with a governmental unit or instrumentality which involves (i) the issuance by such governmental unit or instrumentality to Persons other than the Borrower or a Subsidiary of bonds or other obligations on which the interest is exempt from Federal income taxes under Section 103 of the Internal Revenue Code and the proceeds of which are applied to finance or refinance the cost of acquisition of equipment or facilities of the Borrower or any of its subsidiaries, and (ii) participation in the transaction by the Borrower or a Subsidiary in any manner permitted by this Agreement.

                  "Termination Date" means (i) January 3, 2005 or (ii) any date to which the Termination Date shall have been extended pursuant to
         Section 2.04(b); or in each case of (i) and (ii), the earlier date on which the termination in whole of the Commitments occurs pursuant to
         Section 2.04(a) or 6.01.

                  "Type" shall have the meaning given such term in the definition of A Advance.

                  "Unused Commitment" means, with respect to each Lender at any time, (a) such Lender's A Commitment at such time minus (b) the sum of
         (i) the aggregate principal
         amount of all A Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all A Advances made by the Issuing Bank pursuant to Section 2.02(b)(iii) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of B Advances then outstanding.

                  "Usage" means, at any time, the sum of the aggregate principal amount of the Advances then outstanding plus the Available Amount of the outstanding Letters of Credit.

                  "Utilization Fee Rate" means, for any date on which the aggregate Usage exceeds 33% of the aggregate A Commitments, a rate per annum determined by reference to the Performance Level applicable on such date as set forth below:

                 ---------------------------------------------------
                         Performance         Utilization Fee Rate
                            Level

                 ---------------------------------------------------
                 I                        0.125%
                 ---------------------------------------------------
                 II                       0.125%
                 ---------------------------------------------------
                 III                      0.125%
                 ---------------------------------------------------
                 IV                       0.125%
                 ---------------------------------------------------
                 V                        0.375%
                 ---------------------------------------------------
                 VI                       0.000%
                 ---------------------------------------------------


                  "Voting Rights" means, as to any corporation or any other entity, ordinary voting power (whether associated with outstanding common stock or outstanding preferred stock, or both, or other outstanding equity interests, as applicable) to elect members of the Board of Directors of such corporation or other entity (irrespective of whether or not at the time capital stock of any class or classes of such corporation or entity shall or might have voting power or additional voting power upon the occurrence of any contingency).

                  "Wholly Owned" means, with respect to any corporation or other entity, a corporation or other entity of which 100% of the Voting Rights are at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Wholly Owned Subsidiaries, or by one or more other Wholly Owned Subsidiaries.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Computation of Time Periods. (a) In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     (b) In this Agreement and the other Loan Documents each reference to a year shall be a reference to the twelve consecutive months beginning January 1 in such year and ending December 31 in such year and each reference to a quarter shall be a reference to one of the three consecutive month periods beginning January 1, April 1, July 1 or October 1, in each year.

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. "GAAP" shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent certified consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders, except that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of a change occurring after the date of this Agreement in GAAP or the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be construed and interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with Section 9.01.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The A Advances and Letters of Credit. (a) A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time such Lender's Unused Commitment. Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective A Commitments. Within the limits of each Lender's A Commitment, the Borrower may borrow, repay pursuant to Section 2.05 or prepay pursuant to
Section 2.09(b), and reborrow, prior to the Termination Date, under this Section 2.01.

     (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each a "Letter of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the aggregate Unused

Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal, but excluding "evergreen" renewal provisions that permit the Issuing Bank to decline to renew) later than five Business Days before the Termination Date. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any A Advances resulting from drawings thereunder pursuant to Section 2.05 or prepay pursuant to Section 2.09(b) and request the issuance of additional Letters of Credit under this Section 2.01(b).

     SECTION 2.02. Making the Advances. (a) Making the A Advances. (i) (A) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time), (x) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed A Borrowing and (y) in the case of Base Rate Advances, on the day of the proposed A Borrowing, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telephone, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (I) date of such A Borrowing, (II) Type of A Advances comprising such A Borrowing, (III) aggregate amount of such A Borrowing, and (IV) Interest Period for each such A Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

                  (B) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

         (ii) Anything in subsection (i) above to the contrary notwithstanding,

                  (A) if any Lender shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent (with a copy to the Borrower) that the introduction of or any change in or in the interpretation of any law or regulation by any court, authority or agency, or any other governmental, judicial or regulatory body, makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing, with respect to such Lender
         (only), shall be suspended until such Lender shall notify the Agent (with a copy to the Borrower) that the circumstances causing such suspension no longer exist or such Lender shall cease to be a party hereto, and each A Advance comprising such A Borrowing shall, with respect to such Lender (only), be a Base Rate Advance of an equivalent amount and for an approximately equivalent term, provided that if all the Lenders so notify the Agent, the Agent shall so notify the Borrower and the Notice of A Borrowing in respect of such requested A Borrowing shall be automatically revoked. Each Lender giving a notice under this subclause (A) shall, promptly after giving such notice, provide the Borrower (with a copy to the Agent) with an explanation, in reasonable detail, as to the circumstances causing such suspension;

                  (B) in the event that it is necessary to determine the Eurodollar Rate with reference to the Reference Banks, and if none of the Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for Eurodollar Rate Advances comprising any requested A Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Eurodollar Rate Advance, if available (or, if not available or the Borrower so notifies the Lenders, a Base Rate Advance); and

                  (C) if the Majority Lenders shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent (with a copy to the Borrower) that the Eurodollar Rate for Eurodollar Rate Advances comprising such A Borrowing will not adequately reflect the cost to the Lenders of making or funding their respective Eurodollar Rate Advances for such A Borrowing, the Notice of A Borrowing given in respect of such requested A Borrowing shall be automatically revoked and the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Majority Lenders shall notify the Agent (with a copy to the Borrower) and the other Lenders that the circumstances causing such suspension no longer exist. The Majority Lenders giving a notice under this subclause (C) shall, promptly after giving such notice, provide the Borrower (with a copy to the Agent) with an explanation, in reasonable detail, as to the circumstances causing such suspension.

                  (D) Anything in subsection (i) above to the contrary notwithstanding, (1) the Borrower may not select Eurodollar Rate Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $10,000,000 and (2) the Eurodollar Rate Advances may not be outstanding as part of more than eight separate A Borrowings.

         (iii) Each Notice of A Borrowing (subject to (ii)(A) and (ii)(C) above) shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date. Each Lender claiming indemnity for any such loss, cost or expense under this clause (iii) shall provide, at the time of making such claim, the Borrower (with a copy to the Agent) with reasonable details, including the basis for the calculation thereof, of such loss, cost or expense, provided that, in the absence of manifest error, the amount of such claims so notified shall be conclusive and binding upon the Borrower.

         (iv) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (i) of this Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each date from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (b) Issuance of and Drawings and Reimbursement Under Letters of Credit. (i) Request for Issuance. (A) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give the Agent and each Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone or telecopier, confirmed immediately in writing, specifying therein the requested (I) date of such issuance (which shall be a Business Day), (II) Available Amount of such Letter of Credit, (III) expiration date of such Letter of Credit, (IV) name and address of the beneficiary of such Letter of Credit and (V) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (if any) as such Issuing Bank may reasonably specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the applicable Issuing Bank in its reasonable discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (ii) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.
         The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Pro Rata Share of each drawing made under a Letter of Credit funded by the Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (iii) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an A Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent, each Lender shall pay to the Agent such Lender's Pro Rata Share of such outstanding A Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such A Advance to be funded by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Pro Rata Share of an outstanding A Advance made by an Issuing Bank as a result of a drawing under the Letter of Credit on (A) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such A Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an A Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the A Advance made by the applicable Issuing Bank shall be reduced by such amount on such Business Day.

                  (iv) Letter of Credit Reports. Each Issuing Bank shall furnish
         (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (C) to the Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (v) Notice to Borrower. Each Issuing Bank shall notify the Borrower promptly of each request for drawing under a Letter of Credit issued by it and each payment made by it under a Letter of Credit.

                  (vi) Failure to Make A Advances. The failure of any Lender to make the A Advance to be made by it on the date specified in Section 2.02(b)(iii) shall not relieve any other Lender of its obligation hereunder to make its A Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on such date.

                  (c) Making the B Advances. Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.02(c) from time to time on any Business Day during the period from the date hereof until the date occurring one day prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the Usage shall not exceed the aggregate amount of the A Commitments of the Lenders.

                  (i) The Borrower may request a B Borrowing under this Section 2.02(c) by delivering to the Agent, by telephone, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying (I) the date and aggregate amount of the proposed B Borrowing, (II) the type of interest rate applicable to such B Borrowing (which shall be a margin above or below the Eurodollar Rate or a fixed rate), (III) the interest period or periods applicable to such B Borrowing (which shall be from 14 days up to 6 months in the case of Eurodollar Rate related B Borrowings and from 14 days up to 180 days in the case of fixed rate B Borrowings), (IV) the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be later than the Termination Date), (V) the interest payment date or dates relating thereto, (VI) the time after which the offer of any Lender bidding for such B Borrowing cannot be accepted by the Borrower (which shall not be later than 10:30 A.M., New York City time, on the date of the proposed B Borrowing in the case of a fixed rate B Borrowing and on the third Business Day prior to the date of the proposed B Borrowing in the case of a Eurodollar Rate B Borrowing), and
         (VII) any other terms to be applicable to such B Borrowing, not later than 9:00 A.M. (New York City time) (x) at least one Business Day prior to the proposed B Borrowing if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by Lenders shall be fixed rates and (y) at least three Business Days prior to the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing that the rates to be offered by the Lenders shall be a margin above or below the Eurodollar Rate. The Agent shall in turn notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                  (ii) Each Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest, with maturity date or dates, and with a maximum principal amount that may be accepted by the Borrower, each as specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower) by telephone before 9:30 A.M. (New York City time), confirmed in writing before 10:30 A.M. (New York City time), (I) on the date of such proposed B Borrowing, if the Borrower shall have specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be fixed rates per annum and (II) on the second Business Day prior to the proposed B Borrowing, if the Borrower shall have instead specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be Eurodollar Rates, of the maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.02(c)(i), exceed such Lender's Commitment), the rate or rates of interest and maturity date or dates therefor and such Lender's Applicable Lending office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent by telephone, confirmed immediately in writing, before 9:30 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Borrower shall, in turn, not later than the time after which the Borrower cannot accept the bid of any Lender, as specified by the Borrower in the Notice of B Borrowing delivered by it in respect of such proposed B Borrowing, (I) on the date of such proposed B Borrowing, if the Borrower shall have specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be fixed rates per annum and (II) on the third Business Day prior to the proposed B Borrowing, if the Borrower shall have instead specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be Eurodollar Rates, either,

                           (x) cancel such B Borrowing by giving the Agent
                  notice by telephone, confirmed immediately in writing, to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (B) above, in ascending order of the effective cost to the Borrower (and if two or more of such offers have an equal effective cost to the Borrower, the Borrower shall accept each such equal offer in the proportion that the amount of each such equal offer bears to the aggregate amount of all offers at such equal effective cost made by the Lenders making such equal offers), provided if the order referred to above would result in the acceptance of an offer by any Lender in an aggregate amount of less than $5,000,000, the Borrower shall accept such amounts as, in its discretion, it chooses to ensure that no offer of a Lender is accepted for an aggregate amount of less than $5,000,000; such acceptance shall be made by the Borrower giving notice by telephone, confirmed immediately in writing, to the Agent of the amount of each B Advance (which amount shall be equal to or less than the maximum amount notified to the Borrower by such Lender for such B Advance pursuant to paragraph (B) above) to be made by such Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving the Agent notice to that effect.

                  (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (C)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (C)(y) above, the Agent shall in turn promptly notify by telephone, confirmed immediately in writing, (I) each Lender that has made an offer as described in paragraph (B) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (B) above have been accepted by the Borrower,
         (II) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (III) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (I) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (III) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such B Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 9.02. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing and the dates upon which such B Borrowing commenced and will terminate.

                  (vi) The Borrower shall indemnify each Lender against any loss, cost, or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or maintained by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date. Each Lender claiming indemnity for such loss, cost or expense under this subclause (F) shall provide, at the time of making such claim, the Borrower (with a copy to the Agent) with reasonable details, including the basis for the calculation thereof, of such loss, cost or expense, provided that, in the absence of manifest error, the amount of such claim so notified shall be conclusive and binding upon the Borrower.

                  (vii) In the case of a proposed B Borrowing comprised of Eurodollar Rate related B Advances, the Agent shall, as soon as possible, notify the Borrower and the Lenders of the applicable Eurodollar Rate and, if the Majority Lenders disagree with the calculation of the Eurodollar Rate so notified by the Agent, the Majority Lenders shall promptly notify each other Lender, the Agent and the Borrower of such applicable Eurodollar Rate.

     (iii) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of such B Borrowing, shall not result in the limitations set forth in the proviso to the first sentence of subsection (i) above being exceeded.

     (iv) Within the limits and on the conditions set forth in this Section 2.02(c), the Borrower may from time to time borrow under this Section 2.02(c), repay or prepay pursuant to subsection (iv) below, and reborrow prior to the Termination Date under this Section 2.02(c); provided, that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

     (v) The Borrower shall repay to the Agent for the account of each Lender which has made a B Advance on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (i)(A) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (i)(A) above and provided in the B Note evidencing such B Advance.

     (vi) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (i)(B) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (i)(A) above, as provided in the B Note evidencing such B Advance; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1-1/2% per annum above the Base Rate.

     (vii) The Indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

     SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the average daily aggregate amount of the Lenders' Commitments from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance or Assumption Agreement pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Facility Fee Rate, payable quarterly in arrears and on the Termination Date.

     (b) Letter of Credit Fees. (i) The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the sum of the Applicable Margin for Eurodollar Rate Advances plus the Utilization Fee Rate, if applicable, payable quarterly in arrears and on the Termination Date.

     (ii) The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee equal to 0.125% of the Available Amount of each Letter of Credit issued by such Issuing Bank, payable quarterly in arrears, and shall pay such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

     (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

     SECTION 2.04. Reduction and Extension of the Commitments/Substitution of Banks. (a) The Borrower shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the Commitments of the Lenders or of the Issuing Banks, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) Not later than the date 45 days prior to the Termination Date then in effect, the Borrower may deliver to the Agent a notice requesting that the Commitments be extended to the fourth anniversary of such Termination Date, and the Agent shall promptly forward such notice to the Lenders. Within 10 days after its receipt of any such notice, each Lender shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Lender which shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. In the event each Lender shall be willing to extend its Commitment, the Agent shall so notify the Borrower and each Lender and the Termination Date shall without further action be extended to the fourth anniversary of the date which shall theretofore have been the Termination Date. In the event that any Lender shall be unwilling to extend its Commitment, the Commitments of the Lenders will not be extended and the Termination Date shall remain unchanged.

     (c) Optional Termination and Substitution of Lenders. The Borrower may, upon not less than two Business Days prior notice to a Lender or Lenders, terminate in whole the Commitment of such Lender or Lenders and arrange in respect of each terminated Lender for one or more bank or banks ("Assuming Lender or Lenders") other than the Lenders to assume a Commitment equal to or Commitments in aggregate amount equal to the amount of the Commitment of the terminated Lender, provided that no such termination shall be made unless, at such time, no event has occurred and is continuing which constitutes an Event of Default. Such termination shall be effective (x) with respect to each such terminated Lender's Unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than two Business Days after receipt of such notice or (y) in the event that an Advance is outstanding from such terminated Lender which is to be paid in connection with such termination, on the last day of the then current interest period relating to such Advance. Such assumption shall be effective on the date specified in (x) or
(y) above, as the case may be, provided, however, that each Assuming Lender shall have delivered to the other Lenders, on or prior to such date, an agreement in form and substance satisfactory to the Borrower and the Agent (an "Assumption Agreement") in substantially the form of Exhibit E hereto. (The term

"Lender" as used in this Agreement immediately following such assumption shall include an Assuming Lender.) Notwithstanding the provisions of this Section 2.04(c), termination or substitution shall not be effective unless the Assuming Lender meets, at the time of substitution, the criteria set forth in this Agreement for an "Eligible Assignee."

     Upon the termination of a Lender's Commitment under this subsection 2.04(c), the Borrower will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Advances owing to such Lender and pay any fees payable to such Lender pursuant to the provisions of Section
2.03 with respect to the Commitment which is terminated, any amounts payable pursuant to the provisions of Section 9.04 and any other amounts payable to such Lender hereunder with respect to the Commitment which is terminated or Advances which are paid; and upon such payments, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged, and it shall be deemed to have relinquished its rights under this Agreement (other than any rights under Section 9.08).

     SECTION 2.05. Repayment. (a) The Borrower shall repay to the Agent for the ratable account of the Lenders the principal amount of each A Advance owing to each Lender on the Termination Date.

     (b) The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          SECTION 2.06. Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time, plus the Applicable Margin, plus the Utilization Fee Rate, if applicable, payable in arrears on (i) the last day of each quarter, (ii) the last day of the Interest Period applicable to such Base Rate Advance, and (iii) the date such Base Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1-1/2% per annum above the Base Rate.

          (b) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period, plus the Applicable Margin plus the Utilization Fee Rate, if applicable, payable in arrears on (A) if the Interest Period in respect of such Advance is less than or equal to three months, the last day of such Interest Period, or (B) if the Interest Period in respect of such Advance is greater than three months, the last day of each three-month period (beginning the first day of such Interest Period) occurring during that Interest Period, and also on the last day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1 1/2% per annum above the Base Rate in effect from time to time.

          SECTION 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Agent for the account of each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to

100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower and the Agent. Each Lender notifying the Borrower and the Agent of such additional interest shall provide the Borrower (with a copy to the Agent), at the time of such notification, with reasonable details, including the basis for the calculation thereof, of such additional interest, provided that, in the absence of manifest error, the amount of such additional interest so notified shall be conclusive and binding upon the Borrower.

          SECTION 2.08. Interest Rate Determination. (a) If the Eurodollar Rate cannot be determined by reference to the Telerate Markets Page 3750 or any successor page (as provided in the definition of "Eurodollar Rate"), each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. Subject to Section 2.02(a)(ii)(B), if any of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank.

          (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate or, in the case of Section 2.02(c), applicable Eurodollar Rate under Sections 2.02(c) or 2.06(b).

          SECTION 2.09. Prepayments. (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) or (c) below.

          (b) The Borrower may, (i) upon same-day notice in the case of Base Rate Advances or (ii) upon at least three Business Days' notice in the case of Eurodollar Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 9.04(b).

          (c) On the date of any termination or reduction of Commitments pursuant to this Agreement, the Borrower shall pay or prepay so much of the Advances as shall be necessary in order that the aggregate Usage will not exceed the aggregate A Commitments of the Lenders after giving effect to such termination or reduction.

          SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation by any court, authority or agency, or any other governmental, judicial or regulatory body, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Each Lender demanding payment of such amount shall provide, at the time of making such demand, the Borrower and the Agent with reasonable details, including the basis for the calculation thereof, of such increase, provided that, in the absence of manifest error, the amount so notified shall be conclusive and binding upon the Borrower.

          (b) If any Lender determines (in good faith) that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. Each Lender demanding payment of such amount shall provide, at the time of making such demand, the Borrower and the Agent with reasonable details, including the basis for the calculation thereof, of such increase, provided that, in the absence of manifest error, the amount so notified shall be conclusive and binding upon the Borrower.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred more than 270 days prior to the date that such Lender notifies the Borrower and the Agent of any event described in paragraph (a) or (b) of this Section (a "Change in Law") which gives rise to such increased costs and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (d) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any B Advances if the Change in Law which would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Notice of B Borrowing pursuant to which such Advance was made.

          (e) If any Lender requests compensation under this Section, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (f) If any Lender requests compensation under this Section, then the Borrower may, at its sole expense and effort, upon notice to such Lender require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.02), all its interests, rights and obligations under this Agreement (other than any outstanding B Advances held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) at the time the Borrower requires such an assignment, no event has occurred and is continuing which constitutes an Event of Default, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances (other than B Advances), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under this Section, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent for the account of the applicable Lender at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.07, 2.10, 2.14 or 9.04(b)) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.02(d), from and after the effective date specified in each Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest with respect to the A Advances based on clause (a) of the definition of Base Rate and of fees (other than the facility fee) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest (i) with respect to the B Advances, (ii) with respect to the A Advances based on clause (b) of the definition of Base Rate, the Eurodollar Rate or the Federal Funds Rate, (iii) letter of credit commissions, (iv) the facility fee and (v) pursuant to Section
2.07 shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fee or commission is payable. Each determination by the Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment, shall be made on the next preceding Business Day.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.12. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each A Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of A Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that an A Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the A Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender an A Note payable to the order of such Lender in a principal amount up to the A Commitment of such Lender.

     (b) The Register maintained by the Agent pursuant to Section 8.02(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.04(c), 2.07, 2.10 or 2.14) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.14. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (x) taxes imposed on its income, and franchise taxes imposed on it, and any liability arising therefrom or with respect thereto, by the United States or any State or other political subdivision thereof or by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and (y) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If a Lender or the Agent receives an indemnification payment from the Borrower in accordance with this subsection (c) and such Lender subsequently receives from the applicable jurisdiction a payment of all or a portion of the amount of Taxes or Other Taxes or liability with respect to which such indemnity payment was made, such Lender shall promptly turn over (without interest) to the Borrower the amount of such repayment.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will, if reasonably requested by a Lender or the Agent furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

     (e) Each Lender shall initially designate an Applicable Lending Office that will avoid the need for payment of additional amounts by the Borrower pursuant to this Section 2.14 and, furthermore, any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (f) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.15. Interest Elections. (a) Each A Borrowing initially shall be of the Type specified in the applicable Notice of A Borrowing and, in the case of a Eurodollar Rate A Borrowing, shall have an initial Interest Period as specified in such Notice of A Borrowing, provided, that each A Advance made as a result of a drawing under a Letter of Credit shall be a Base Rate Advance unless and until each Lender shall have acquired participations equal to such Lender's Pro Rata Share of the amount drawn under such Letter of Credit pursuant to Section

2.02(b)(ii) (after which time the Borrower shall be entitled, pursuant to the immediately succeeding sentence, to convert any such Base Rate Advance to a different Type). Thereafter, the Borrower may elect to convert such A Borrowing to a different Type or to continue such A Borrowing and, in the case of a Eurodollar Rate A Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected A Borrowing, in which case each such A Borrowing shall be allocated ratably among the Lenders having made the A Advances comprising such A Borrowing, and the A Advances comprising each such portion shall be considered a separate A Borrowing. This Section shall not apply to B Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Notice of A Borrowing would be required under Section 2.02 if the Borrower were requesting an A Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the A Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting A Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting A Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

     (iii) the Type of A Advances comprising such A Borrowing; and

     (iv) the Interest Period for each such A Advance.

If any such Interest Election Request requests a Eurodollar Rate A Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) If the Borrower fails to deliver a timely Interest Election Request with respect to an A Borrowing prior to the end of the Interest Period applicable thereto, then, unless such A Borrowing is repaid as provided herein, at the end of such Interest Period such A Borrowing shall be continued as or converted to a Base Rate A Borrowing with an Interest Period ending on the next day that is the last day of a quarter.

                                  ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. Condition Precedent to Effectiveness of Sections 2.01 and 2.02. The effectiveness of Sections 2.01 and 2.02 is subject to the execution and delivery of counterparts of this Agreement by the Borrower, the Agent and the Lenders and the satisfaction of the following additional conditions precedent:

          (i) The Agent shall have received the following, each dated the date hereof, in form and substance satisfactory to the Agent and (except for the A Notes) in sufficient copies for each Lender:

               (a) An A Note to the order of any Lender requesting such note pursuant to Section 2.12.

               (b) An Officer's Certificate attaching copies of the resolutions of the Board of Directors of the Borrower (or an authorized committee thereof) approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

               (c) An Officer's Certificate certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder.

               (d) A security agreement in substantially the form of Exhibit F to this Agreement (as amended from time to time, the "Security Agreement"), duly executed by the Borrower.

               (e) A favorable opinion of a Senior Counsel of the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (f) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          (ii) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (iii) The Borrower shall have terminated the commitments, and paid in full all Indebtedness, interest, fees and other amounts outstanding under the Amended and Restated Credit Agreement dated as of September 30, 1993, as amended and restated as of February 22, 1999, among the Borrower and the banks named therein, and each of the Banks that is a party to such Amended and Restated Credit Agreement hereby waives the requirement of two Business Days prior notice to the termination of their commitments thereunder as provided in Section 2.04(a) of said agreement.

          (iv) The Borrower shall have issued not less than $200,000,000 face amount of senior notes in the capital markets.

          SECTION 3.02. Conditions Precedent to Each Borrowing Increasing the Aggregate Amount of Advances and each Letter of Credit Issuance. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) which would increase the aggregate outstanding amount of A Advances owing to such Lender over the aggregate outstanding amount of A Advances owing to such Lender immediately prior to the making of such A Advance, and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the further conditions precedent that on the date of such A Borrowing or issuance the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing, Notice of Issuance and the acceptance by the Borrower of the proceeds of such A Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing or issuance such statements are true):

          (a) The representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such A Borrowing or Letter of Credit issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) No event has occurred and is continuing, or would result from such A Borrowing, such issuance or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (a) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,
(b) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.02(c), and (c) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

               (i) The representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

               (ii) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed effective date of Sections
2.01 and 2.02, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the effective date of Sections 2.01 and 2.02.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, has all requisite corporate power and authority to conduct its business, to own its properties and assets as it is now conducted and as proposed to be conducted and is qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business requires it to so qualify or be licensed except where the failure to do so, individually or in the aggregate, could not reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under any Loan Document.

          (b) The execution, delivery and performance by the Borrower of the Loan Documents, including the Borrower's use of the proceeds thereof, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or by-laws, (ii) contravene law (including, without limitation, Regulations T, U and X issued by the Board of Governors of the Federal Reserve Board) or any contractual restriction binding on or affecting the Borrower or (iii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Borrower of any Loan Documents or (ii) in the event that the Security Period is in effect,
     (x) the grant by the Borrower of the Liens granted pursuant to the Loan Documents, (y) other than the filing of a financing statement, the perfection or maintenance of the Liens created under the Loan Documents or
     (z) the
     exercise by the Agent or any Lender of its rights under the Loan Documents or its remedies under the Security Agreement.

          (d) This Agreement is, and each of other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2001 and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Except as publicly disclosed prior to the date hereof, since December 31, 2000, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

          (f) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary the reasonably anticipated outcome of which (i) would materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

          (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except in compliance with Regulations T, U and X issued by the Board of Governors of the Federal Reserve Board.

          (h) Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

          (i) The Borrower and each Subsidiary have filed all material tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

          (j) In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the operations and properties of the Borrower, in the course of which it identifies and evaluates associated liabilities and costs

     (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any liabilities in connection with off-site disposal of Hazardous Substances and any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws. On the basis of this review, the Borrower has reasonably concluded that, except with respect to any matter disclosed in Items 1 or 3 in the Borrower's 2000 Form 10-K or in the Commitments and Contingencies Note to the consolidated financial statements incorporated therein, such associated liabilities and costs, are unlikely to cause a material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, from that shown on the consolidated financial statements as at, and for the nine-month period ended September 30, 2001, provided that the inclusion of such -------- exception does not indicate that any such matter will cause such a material adverse change.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith) the failure to comply with which would have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

          (b) Consolidated Leverage Ratio. Maintain a Consolidated Leverage Ratio as of the last day of each Reference Period of not more than the ratio set opposite such Reference Period as set forth below:

            --------------------------------------------------
            Reference Period Ended               Ratio

            --------------------------------------------------
            On or before June 30, 2002           5.25: 1
            --------------------------------------------------
            September 30, 2002                   5.35:1
            --------------------------------------------------
            December 31, 2002                    5.00:1
            --------------------------------------------------
            March 31, 2003                       4.50:1
            --------------------------------------------------
            June 30, 2003                        4.00:1
            --------------------------------------------------
            September 30, 2003 and thereafter    3.50:1
            --------------------------------------------------

          (c) Consolidated Interest Coverage Ratio. Maintain a Consolidated Interest Coverage Ratio for each Reference Period of not less than the ratio set opposite such Reference Period as set forth below:

            --------------------------------------------------
            Reference Period Ended               Ratio

            --------------------------------------------------
            On or before December 31, 2002       2.50: 1
            --------------------------------------------------
            March 31, 2003                       3.00:1
            --------------------------------------------------
            June 30, 2003                        3.00:1
            --------------------------------------------------
            September 30, 2003 and thereafter    3.50:1
            --------------------------------------------------


          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, and the rights (charter and statutory) and franchises material to the business of the Borrower and its Subsidiaries; provided, however, that (i) the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c), (ii) neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders and (iii) no Subsidiary shall be required to preserve its corporate existence to the extent that, in accordance with
     Section 5.02(c), it has conveyed, transferred or otherwise disposed of all of its property and assets to another Person.

          (e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in a manner which will permit the preparation of consolidated financial statements in accordance with GAAP.

          (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

          (g) Insurance. Maintain, and cause each Subsidiary to maintain, insurance with reputable insurance companies or associations in such amount and covering such risks as the Borrower, in its good faith business judgment, believes necessary.

          (h) ERISA. Ensure that each ERISA Affiliate will meet its minimum funding requirements and all of its other obligations under ERISA with respect to all of its Plans and satisfy all of its obligations to Multiemployer Plans, including any Withdrawal Liability, if the failure to do so would have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

          (i) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each year, balance sheets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of such quarter and statements of income and retained earnings and cash flow of the Borrower and the Subsidiaries, on a consolidated basis, for the period commencing at the end of the previous year and ending with the end of such quarter, certified by the chief financial officer of the Borrower, subject to audit and year end adjustments;

               (ii) as soon as available and in any event within 120 days after the end of each year, a copy of the balance sheets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of such year and the statements of income and retained earnings and cash flow of the Borrower and the Subsidiaries, on a consolidated basis, for such year, certified by KPMG LLP or another independent nationally recognized firm of public accountants;

               (iii) as soon as possible and in any event within ten days after an officer of the Borrower becomes aware of the occurrence of each Event of Default (and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default), an Officer's Certificate setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

               (iv) contemporaneously with each delivery of the statements referred to in clauses (i) and (ii) above, (A) either an Officer's Certificate stating that no Event of Default (other than by reason of non-compliance with the covenants referred to in Sections 5.01(b) and
          (c)) and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (other than by reason of non-compliance with the covenants referred to in Sections 5.01(b) and
          (c)) occurred during such quarter or, if applicable, an Officer's Certificate pursuant to clause (iii) above, (B) an Officer's Certificate stating that, as of the last day of the preceding quarter, and to the best of his or her knowledge, at all times during the preceding quarter, the Borrower was in compliance with the covenants referred to in Sections 5.01(b) and (c) and providing reasonable details of the calculations evidencing the Borrower's compliance with such covenants and (C) reasonable details of each material change in GAAP from those applied in preparing the statements referred to in
          Section 4.01(e) insofar as such changes are applicable to the statements referred to in clauses (i) and (ii) above;

               (v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its shareholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (other than those pertaining to employee benefit plans); and

               (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Lender through the Agent may from time to time reasonably request.

          Reports and financial statements required to be delivered by the Borrower pursuant to paragraphs (i), (ii) and (v) of this Section 5.01(j) shall be deemed to have been delivered on the date on which it posts such reports containing such financial statements are posted on the SEC's website at www.sec.gov; provided that it shall deliver paper copies of the reports and financial statements referred to in paragraphs (i), (ii) and (v) of this Section 5.01(j) to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.

          (j) Collateral Trigger. (i) Within five Business Days of the Collateral Trigger, the Borrower (A) shall submit for filing with the appropriate filing officers the financing statements referred to in clause
     (I) below and (B) shall order the search reports referred to in clause (II) below, and shall promptly upon receipt thereof, deliver to the Agent in sufficient copies to each Lender:

               (I) acknowledgment copies of proper financing statements, duly filed on or before such day under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, and

               (II) completed requests for information, dated on or before such day, listing the financing statements referred to in clause (i) above and all other effective financing statements filed in the jurisdictions referred to in clause (i) above that name the Borrower as debtor, together with copies of such other financing statements; and

          (ii) within 30 days of the Collateral Trigger, the Borrower shall deliver evidence of the insurance required by the terms of the Security Agreement.

Upon the termination of the Security Period, the security interests granted pursuant to the Security Agreement shall terminate on and subject to the terms of the Security Agreement, and the parties thereto shall take such further action all as provided therein.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

     (a) Liens. Create, assume or suffer to exist or permit any Subsidiary of the Borrower to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

          (i) Permitted Encumbrances,

          (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure Indebtedness, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iii) Liens on property or assets of a Domestic Subsidiary to secure obligations of such Subsidiary to the Borrower or another Domestic Subsidiary,

          (iv) any Lien on property of any Foreign Subsidiary to secure Indebtedness of such Subsidiary, provided that, immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause (iv) or by clause (vi) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

          (v) Liens incurred in connection with any Tax-Exempt Financing which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business,

          (vi) Liens on property or assets granted in connection with applications for or reimbursement obligations with respect to letters of credit issued at the request of the Borrower or a Subsidiary by a banking institution to secure the performance of obligations of the Borrower or a Subsidiary relating to such letters of credit, to the extent such banking institution requested the granting to it of such Lien as a condition for its issuance of the letter of credit; provided that, immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause (vi) or by clause (iv) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

          (vii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

          (viii) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) with respect to Liens securing Indebtedness of any Domestic Subsidiary, such Liens secure Indebtedness permitted by clause (ii) of Section 5.02(b), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary,

          (ix) Liens on assets other than Collateral (or assets that would constitute Collateral during the continuance of the Security Period) securing other obligations of the Borrower and its Subsidiaries not expressly permitted by clauses (i) through (viii) above; provided that, immediately after giving effect thereto and to the concurrent repayment of any other secured obligations, the aggregate principal amount of outstanding obligations secured by Liens permitted by this clause (ix) or by clause (iv) or (vi) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

          (x) Liens on Margin Stock, if and to the extent the value of all Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section 5.02(a) (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section 5.02(a)), and

          (xi) Liens created under the Loan Documents.

     (b) Domestic Subsidiary Indebtedness. Permit any Domestic Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness of any Domestic Subsidiary to the Borrower or any other Domestic Subsidiary;

          (ii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

          (iii) Indebtedness of any Person that becomes a Domestic Subsidiary after the date hereof; provided that such Indebtedness exists at the time such

     Person becomes a Domestic Subsidiary and is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary; and

          (iv) other Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

     (c) Mergers, Etc. (i) Merge or consolidate with or into any other Person (other than a Subsidiary) or (ii) convey, transfer, lease or otherwise dispose of, or permit a Subsidiary to convey, transfer, lease, or otherwise dispose of, (whether in one transaction or in a series of related transactions) all or substantially all of the property or assets of the Borrower and its Subsidiaries taken as a whole (whether now owned or hereafter acquired), directly or indirectly, to any Person, including through a merger or consolidation of a Subsidiary with an unaffiliated party, unless (A) in each case of (i) or (ii), after giving effect to such proposed transaction, no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (B) in the case of clause (i),the surviving corporation is the Borrower, provided that to the extent that the value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a whole exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries subject to this Section 5.02(c), nothing in this Section 5.02(c) shall prohibit the sale of such Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section 5.02(c)) .

     (d) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, to any material extent, in any business other than the businesses of the type conducted by the Borrower and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

     (e) ERISA. Create, assume or suffer to exist or permit any ERISA Affiliate to create, assume or suffer to exist (i) any Insufficiency of any Plan (or, in the case of a Plan with respect to which an ERISA Event described in clauses
(iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto), in respect of which Plan an ERISA Event has occurred, or (ii) any Withdrawal Liability under any Multiemployer Plan, if the sum of (A) any such Insufficiency or Withdrawal Liability, as applicable,
(B) the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto), (C) amounts then required to be paid to any and all other Multiemployer Plans by the Borrower or its ERISA Affiliates as Withdrawal Liability and (D) the aggregate principal amount of all Indebtedness of the Borrower and all the Subsidiaries secured by Liens permitted by clauses (iv),
(vi), (vii), (viii) and (ix) of Section 5.02(a), shall exceed 10% of Consolidated Net Tangible Assets.

     (f) Collateral. Until the termination of the Security Period (whether or not the Collateral Trigger has occurred), convey, transfer, lease or otherwise dispose of assets that constitute Collateral (or assets that would constitute Collateral during the continuance of the Security Period), other than (i) sales and dispositions of inventory in the ordinary course of business, (ii) transfers of Collateral in connection with the sale or disposition of a business segment or Subsidiary of the Borrower or (iii) sales and dispositions of delinquent accounts receivable in the ordinary course of collection; provided, that upon the termination of the Security Period, the provisions of this Section 5.02(f) shall cease to apply.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable or (ii) any interest on any Advance or any fees or other amounts payable under this Agreement within five days of the same becoming due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b), (c), (i)(iii) or (j) or
     Section 5.02, or (ii) any term, covenant or agreement contained in any Loan Document (other than as referred to in subsection (a) or clause (i) above) on its part to be performed or observed if, in the case of this clause
     (ii), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (d) The Borrower or any Subsidiary shall fail to pay any installment of principal of or any premium or interest on any Indebtedness, which is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or any Indebtedness of the Borrower or any Subsidiary which is outstanding in an aggregate principal amount of at least $25,000,000 shall, for any reason, be accelerated (it being understood that a mandatory prepayment on the sale of any asset shall be deemed not to be an acceleration of the Indebtedness secured by such asset) ; or

          (e) Either the Borrower or any Significant Subsidiary or any two or more Subsidiaries which (when taken together) would have aggregate total assets constituting those of a Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against the Borrower or such Subsidiary (but not instituted by it), either such proceeding shall not be dismissed or stayed for 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or the Borrower or any such Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and, within 60 days of the commencement of such proceedings, such judgment shall not have been satisfied or (subject to clause (ii) below) shall have been stayed or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) at any time during the Security Period, the Security Agreement or any financing statement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (other than liens permitted by this Agreement that have priority as a matter of law) lien on and security interest in the Collateral purported to be covered thereby; or

          (h) The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $25,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent of the Majority Lenders, by notice to the Borrower declare the obligation of each Lender to make Advances (other than A Advances by an Issuing Bank or a Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default resulting from the actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than A Advances by an Issuing Bank or a Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Majority Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Majority Lenders. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Lenders, as applicable, to the extent permitted by applicable law. The Agent, in its sole discretion and at the risk and expense of the Borrower, may invest the funds in the L/C Cash Collateral Account, and interest or profits therefrom (if any) shall accumulate in the L/C Cash Collateral Account. At any time that the amount of funds in the L/C Cash Collateral Account exceeds the Available Amount of all Letters of Credit outstanding, the Agent shall promptly return such excess amount to the Borrower. All amounts in the L/C Cash Collateral Account shall be returned to the Borrower upon the earlier of (x) the date that all Letters of Credit shall have expired or been fully drawn upon and all reimbursement obligations shall have been satisfied and (y) the date on which no Event of Default shall be continuing or on which every Event of Default shall have been waived.

                                  ARTICLE VII

                                    THE AGENT

          SECTION 7.01. Authorization and Action. Each Lender (in its capacities as a Lender and an Issuing Bank, if applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement

(including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting ) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.02; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any event which constitutes, or with the passage of time would constitute, an Event of Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created in under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefore to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          (b) Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the A Advances outstanding at such time and owing to the respective Lenders, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Commitments at such time; provided that the aggregate principal amount of A Advances made as a result of a drawing under a Letter of Credit owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective A Commitments. The failure of any Lender Party to reimburse the Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or the Issuing Bank, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, subject, so long as no Event of Default has occurred and is continuing, to the Borrower's approval. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement other than the obligations provided in Section 9.12. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 7.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any other type of agent (other than administrative agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                         ASSIGNMENTS AND PARTICIPATIONS

          SECTION 8.01. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.02. Assignments. (a) Each Lender may, upon at least 10 Business Days' notice to the Borrower, the Issuing Banks and the Agent, assign to one or more banks or other entities (other than an assignment which would result in increased costs to the Borrower pursuant to Sections 2.07, 2.10 or
2.14 hereof) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) if such bank or other entity is not already a Lender or an Affiliate of a Lender and prior to the expiring of the 10 Business Days' notice referred to above, the Borrower (unless an Event of Default has occurred and is continuing at such time) or the Agent notifies the assignor Lender that such assignee is, in its sole discretion, not acceptable to it, or any Issuing Bank notifies the assignor Lender that such assignee is, in its reasonable determination, not acceptable to it, such assignor Lender shall not make such assignment, (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, (iii) each such assignment shall be only to an Eligible Assignee, (iv) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and (v) the amount of the A Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, in the case of an assignment to a Lender and $10,000,000, in the case of an Assignment to an Eligible Assignee not already a Lender and, in each case, shall be an integral multiple of $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07, 2.10, 2.14, 9.04 and 9.06 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than those provided in Section 9.12) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; (vi) such assignee confirms that it is an Eligible Assignee; and (vii) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any A Note or Notes subject to such assignment and the fee referred to in clause (a)(ii) above, the Agent shall (subject to any consents to such assignment required pursuant to the terms of this Agreement), if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (d) The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, provided, that the failure of the Agent to make an entry, or any finding that an entry is incorrect, in the Register shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may assign to one or more banks or other entities any B Note or B Notes held by it.

          (f) Any Lender may pledge all or a portion of its Advances to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Revenue Bank. No such assignment shall release the assigning Lender from its obligations under the Agreement.

          (g) Each Issuing Bank may, upon at least 10 Business Days' notice to the Borrower, assign to any other Lender all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) if prior to the expiring of the 10 Business Days' notice referred to above, the Borrower notifies the assignor Issuing Bank that such assignee is, in its sole discretion, not acceptable to it, such assignor Issuing Bank shall not make such assignment, (ii) the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          SECTION 8.03. Participations . Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, and the Advances owing to it and the Note or Notes held by it); provided, however, that (a) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(c) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (d) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (e) such participation is not prohibited by applicable law and (f) no participant shall have any claim against the Borrower or the Agent for any amounts due to it under its participation agreement and no Lender shall have any additional claim under Sections 2.07, 2.10 or 2.14 as a result of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Person acquiring such participation, agree to any amendment, modification or waiver described in the proviso to Section 9.01 that affects such Person.

          SECTION 8.04. Information. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article VIII, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) increase the Commitment of any Lender or subject any Lender to any additional obligations without the written consent of such Lender,
(b) reduce the principal of, or interest on, any A Note, A Advance, or any fee or other amount payable hereunder without the written consent of each Lender affected thereby, (c) postpone any date fixed for any payment of principal of, or interest on, the A Notes, A Advances, or any fees or other amounts payable hereunder without the written consent of each Lender affected thereby, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, A Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder without the written consent of all the Lenders, (e) during the Security Period, release all or substantially all of the Collateral without the written consent of all the Lenders (except as expressly permitted under the Security Agreement) or (f) amend this Section 9.01 without the written consent of all the Lenders and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the affected Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of such Issuing Bank under this Agreement.

          SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at its address at 501 Merritt 7, P.O. Box 4500, Norwalk, Connecticut, 06851-4500, telecopy no. (203) 750-3292,
Attention: Treasury Department; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled, be effective only when received by the relevant party (which in the case of telex shall be when receipt is confirmed by the appropriate telex answer back). Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of counsel for each Lender), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

          (b) If any payment of principal of any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to
Section 2.09(b), acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, whether or not such Lender shall have made any demand under this Agreement or the Note held by such Lender and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 9.06. Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless the Agent and each Lender (and each of their respective officers, agents, employees and directors) (each, an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against such Lender or any of its officers, agents, employees or directors (but excluding Claims of any Person resulting from such Person's gross negligence or willful misconduct) in connection with or arising out of any investigation, litigation or proceeding (including, without limitation, any threatened investigation, litigation or proceeding or preparation of a defense in connection therewith) related to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.06 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          SECTION 9.07. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.09. Special Prepayment Right. (a) In the event that a Change of Control Date shall occur, the Borrower will, within 10 days after such Change of Control Date, give the Agent written notice thereof and describe in reasonable detail the facts and circumstances giving rise thereto, and the Borrower will prepay, if any Lender shall so request, all of the Advances from such Lender plus interest accrued to the date of prepayment and any other fees and amounts as may then be payable by Borrower under this Agreement. Said request (the "Prepayment Notice") shall be made by a Lender in writing not later than 45 days after the Change of Control Date and shall specify (i) the date (the "Special Prepayment Date") upon which the Borrower shall prepay the Advances, which date shall be not less than 15 days nor more than 45 days from the date of the Prepayment Notice and (ii) the amount of the Advances to be prepaid. In the event of such request, the Commitment of such Lender to make Advances shall forthwith terminate.

          (b) On the Special Prepayment Date, the Borrower shall prepay all of the Advances of such Lender plus interest accrued thereon to the Special Prepayment Date and such other fees and amounts as may then be payable by Borrower under this Agreement. Payment shall be made as provided in this Agreement.

          (c) For the purposes of this Section 9.09:

          (i) the term "Change of Control Date" shall mean (A) the first day on which any person, or group of related persons, has beneficial ownership of more than 33 1/3% of the outstanding voting stock of the Borrower or (B) the date immediately following the first date on which the members of the Board of Directors of the Borrower (the "Board") at the commencement of any period of 730 consecutive days (together with any other Directors whose appointment or election by the Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the Directors then in office who either were Directors at the beginning of such period or whose appointment or election or nomination for election was previously so approved) shall cease to constitute a majority of the Board at the end of such period; provided, however, that a Change of Control Date shall not be deemed to have occurred under clause (A) hereof if (x) the Borrower shall have merged or disposed of a portion of its assets in compliance with the requirements of subsection 5.02(c) hereof within 10 days after the acquisition of such beneficial ownership shall have occurred and (y) no person or group of related persons shall have beneficial ownership of more than 33 1/3% of the outstanding voting stock of the Borrower after such merger or disposition.

          (ii) the term "voting stock" shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of the Borrower other than stock having such power only by reason of a contingency.

          SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents in any New York State or federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.11. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by an Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing

Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.12. Confidentiality. Each of the Agent and the Lenders expressly agrees, for the benefit of the Borrower and its Subsidiaries, to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential),
(b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower and its Subsidiaries containing provisions substantially the same as those of this Section, to any Eligible Assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries. For the purposes of this Section, "Confidential Information" means all information, including material nonpublic information with the meaning of Regulation FD promulgated by the SEC ("Regulation FD"), received from the Borrower or its Subsidiaries relating to such entities or their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by such entities; provided, that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have compiled with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person customarily accords to its own confidential information; provided, however, that with respect to disclosures pursuant to clauses (b) and (c) of this Section, unless prohibited by law or applicable court order, each Lender and the Agent shall attempt to notify the Borrower or any request by any governmental agency or representative thereof or other Person for disclosure of Confidential Information after receipt of such request, and if reasonable, practicable and permissible, before disclosure of such Confidential Information. It is understood and agreed that the Borrower, its Subsidiaries and their respective Affiliates may relay upon this Section for any purpose, including without limitation to comply with Regulation FD.

          SECTION 9.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Loan Documents or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    Borrower
                                    --------

                                            OLIN CORPORATION


                                            By:      /s/ J.M. Pierpont
                                                 -------------------------------
                                                     Name:  J.M. Pierpont
                                                     Title: Vice President
                                                            and Treasurer

                                      Agent
                                      -----

                                            CITIBANK, N.A., as Agent


                                            By:      /s/ Wajeeh Faheem
                                                 -------------------------------
                                                     Name:  Wajeeh Faheem
                                                     Title: Vice President

                                     Lenders
                                     -------

A Commitment
------------
$57,500,000                                 CITIBANK, N.A.


                                            By:      /s/ Wajeeh Faheem
                                                 -------------------------------
                                                     Name:  Wajeeh Faheem
                                                     Title: Vice President

$52,500,000                                 BANK OF AMERICA, N.A.


                                            By:      /s/ Donald J. Chin
                                                 -------------------------------
                                                     Name:  Donald J. Chin
                                                     Title: Managing Director

$30,000,000                                 WACHOVIA BANK, N.A.


                                            By:      /s/ Robert Wilson
                                                 -------------------------------
                                                     Name:  Robert Wilson
                                                     Title: Vice President

$140,000,000  Total of A Commitments


                                  Issuing Bank
                                  ------------

Letter of Credit Commitment
---------------------------
$50,000,000                                 WACHOVIA BANK, N.A.


                                            By:      /s/ Robert Wilson
                                                 -------------------------------
                                                     Name:  Robert Wilson
                                                     Title: Vice President